                                                                    NEWS RELEASE



                      [URBAN SHOPPING CENTERS LETTERHEAD]

AT URBAN SHOPPING CENTERS, INC.:

                                                          AT FRB:
Adam Metz                    Michael Goldberg             Bill Murphy
Chief Financial Officer      Senior Vice President        875 N. Michigan Avenue
900 N. Michigan Ave., #1500  900 N. Michigan Ave., #1500  Chicago, IL 60611
Chicago, IL 60611            Chicago, IL 60611            (312) 266-7800
(312) 915-3568               (312) 915-2811

FOR IMMEDIATE RELEASE

URBAN SHOPPING CENTERS, INC. ANNOUNCES FIRST QUARTER DILUTED FUNDS AVAILABLE FOR DISTRIBUTION PER COMMON SHARE INCREASED 12.2 PERCENT

                                ---------------

  OPENING OF CITRUS PARK TOWN CENTER AND TWO FINANCINGS HIGHLIGHT FIRST QUARTER

                                ---------------

                     COMPANY ADOPTS STOCKHOLDERS RIGHTS PLAN

CHICAGO, MAY 6, 1999-- URBAN SHOPPING CENTERS, INC. (NYSE: URB) today announced diluted funds available for distribution (FAD) per common share excluding other gains for the first quarter of 1999 increased 12.2 percent compared to the year ago quarter after reflecting the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) consensus on Issue 98-9 "Accounting for Contingent Rent in Interim Financial Periods," issued on May 21, 1998. The Task Force determined that a lessor should defer recognition of percentage rents in quarterly periods until the specified target (typically gross sales in excess of a certain amount) that triggers this type of rental income is achieved. The company implemented the consensus as of May 21, 1998. This consensus affects timing of revenue recognition for interim financial periods and it is not expected to have any effect on the company's revenues for a full year. For comparability, the company is presenting diluted funds available for distribution per common share as if the accounting change also applied to the 1998 first quarter reporting period.

         "Our successful first quarter results, which include our initial quarter of ownership of Woodland Hills Mall in Tulsa, Oklahoma and our first month of sales activity at Citrus Park Town Center in Tampa, Florida, met and exceeded all of our internal expectations," stated Matthew S. Dominski, president and chief executive officer of Urban Shopping Centers, Inc.


                                     -MORE-

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Urban Shopping Centers
Add 1

         Dominski continued. "Our core properties continue to perform well, generating internal growth of approximately 7 percent for the three months ended March 31, 1999 compared to the year ago period." The internal growth figure includes the adjustment for EITF Issue 98-6 discussed above for both periods.

FIRST QUARTER RESULTS

         Reflecting the accounting change for the prior period, diluted FAD excluding other gains per common share increased 12.2 percent to 70 cents compared to 62 cents for the first quarter of 1998. Without reflecting this change, diluted FAD excluding other gains per common share increased 8.7 percent to 70 cents compared to 64 cents for the first quarter of 1998.

         Total reported first quarter mall store sales in 1999 (excluding Citrus Park Town Center) were $407 million, up 6.2 percent from $383 million in the first quarter of 1998, including the December 1998 acquisition of Woodland Hills Mall in Tulsa, Oklahoma as if it had been in the portfolio for the entire period. Including the March 3, 1999 opening of Citrus Park Town Center, total reported mall store sales increased 9.8 percent in the first quarter of 1999. Urban's comparable reported mall store sales for the first quarter of 1999 (tenants in occupancy for the first three months in 1999 and 1998) increased 4.4 percent. Sales per square foot for the rolling twelve months ended March 31, 1999 were $376 compared to $361 for the twelve months ended March 31, 1998. The 1998 sales per square foot figure excludes Woodland Hills Mall, which was acquired on December 21, 1998. All sales per square foot figures exclude Citrus Park Town Center, but include Wolfchase Galleria which opened in February 1997.

         Total mall GLA occupied was 91.6 percent at March 31, 1999, compared to
93.3 percent at December 31, 1998, and 90.4 percent at March 31, 1998. Urban's regional mall portfolio was 93.7 percent leased at March 31, 1999.

         Urban's financial position remains strong. At March 31, 1999, the company's debt-to-total market capitalization was 54 percent. The company raised its quarterly dividend to 56 cents per share from 52.5 cents per share on February 9, 1999.

OTHER SIGNIFICANT NEWS

         According to Dominski, there was other significant recent news about three Urban properties and Urban Retail Properties Co., the company's property management, leasing, development and marketing affiliate.

         "We were particularly pleased with the March 3, 1999 opening of Citrus Park Town Center," said Dominski. Citrus Park Town Center is currently 100 percent leased and is anchored by Burdines, Dillard's, JCPenney and Sears. The mall has fourteen retailers and three restaurants new to the Tampa market as well as more than 100 other retailers and eateries in their most current stores. Tenants at Citrus Park Town Center include Restoration Hardware, Pottery Barn, Harold's, Williams Sonoma, Brooks Brothers, Gap, Banana Republic, Talbots, Ann Taylor, Gymboree, Eddie Bauer, Golf America, Godiva, The Sharper Image, The Disney Store and Warner Bros. Studio Store. Another feature of the mall is an approximate 90,000 square foot, twenty screen Regal theater all with stadium seating.

Urban Shopping Centers
Add 2

         The company also announced the completion of financings for Penn Square Mall and for Urban Retail Properties Co., its property management affiliate during the first quarter. The company secured $75 million in financing for Penn Square Mall in Oklahoma City, Oklahoma. The loan bears interest at a fixed rate of 7.025% and matures on March 1, 2009. In a separate transaction, Urban Retail Properties Co. obtained a $20 million bank loan. The loan bears interest at a floating rate of LIBOR + 1.20% and matures on February 25, 2004.

         Proceeds from both transactions were used to prepay $51 million of debt which was previously an obligation of Urban Retail Properties Co., and to reduce amounts outstanding under Urban Shopping Centers' revolving line of credit.

         In addition, the company announced that it has signed a letter of intent for the sale of Service Merchandise Plaza in Columbus, Ohio. Service Merchandise Plaza is an approximate 193,000 square foot community center anchored by Service Merchandise, Circuit City and Office Depot. Assuming the completion of customary due diligence review and other customary closing conditions, the transaction is expected to close during the second quarter of 1999.

         Dominski noted. "We are selling Service Merchandise Plaza at this time because it is a non-core asset which is not integral to our strategy of owning and operating dominant, high quality regional malls."

         Finally, the company also announced that its Board of Directors has authorized the adoption of a stockholders rights plan designed to enhance the ability of all of its stockholders to realize the long-term value of their investment. Urban said that the plan is not being adopted in response to any specific attempt to acquire control of the company.

         The rights plan is designed to require a person or group seeking to gain control of the company to offer a fair price to all stockholders. The rights will not interfere with any merger, acquisition or business combination that Urban's Board finds is in the best interest of the company and its stockholders.

         In connection with the adoption of the rights plan, Urban's Board declared a dividend of one right for each outstanding common share and unit voting common share on May 19, 1999. The rights will not become exercisable unless someone acquires 15% or more of the company's common shares, or begins a tender offer or seeks a regulatory approval that would result in the person owning 15% or more of its common shares. If someone acquires 15% or more of Urban's common shares, each right would entitle the holder, other than the person who triggered the rights, to purchase either Urban common shares or common shares of an acquiring entity at a 50% discount to the market price. Urban's Board can redeem the rights at any time until someone acquires 15% or more of Urban's common shares. The rights plan exempts certain large stockholders of Urban from the triggering provisions of the plan.

         SAFE HARBOR STATEMENT. Certain statements set forth herein or incorporated by reference herein from the company's filings under the Securities Exchange Act of 1934, as amended, contain forward-looking statements, including, without limitation, statements relating to the timing and anticipated capital expenditures of the company's development programs and acquisitions. Although the company believes that the expectations reflected in such

Urban Shopping Centers
Add 3

forward-looking statements are based on reasonable assumptions, the actual results may differ materially from that set forth in the forward-looking statements. Certain factors that might cause such differences include general economic conditions, local real estate conditions, construction delays due to the unavailability of construction materials, weather conditions or other delays beyond the control of the company. Consequently, such forward-looking statements should be regarded solely as reflections of the company's current operating, development and acquisition plans and estimates. These plans and estimates are subject to revision from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.

         Urban Shopping Centers, Inc., a self-administered real estate investment trust (REIT), is in the business of owning, acquiring, managing, leasing, developing and redeveloping super-regional and regional malls. The company opened Brandon TownCenter in Tampa, Florida in 1995, Wolfchase Galleria in Memphis, Tennessee in February 1997 and a second Tampa-area mall, Citrus Park Town Center, in March 1999. Urban Shopping Centers, Inc. owns interests in several of the premier shopping centers in the United States including Oakbrook Center (Oak Brook, Illinois), Water Tower Place (Chicago, Illinois), Old Orchard Center (Skokie, Illinois), Copley Place (Boston, Massachusetts) and San Francisco Shopping Centre (San Francisco, California), as well as in Urban Retail Properties Co., its property management, leasing and development affiliate. Urban Retail Properties Co. is one of the nation's largest retail property managers, managing more than 50 million square feet of space in 25 states and the District of Columbia.



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                          FINANCIAL TABLES TO FOLLOW...

Urban Shopping Centers, Inc.
Add 4
                               FINANCIAL RESULTS
                     ($000'S OMITTED, EXCEPT SHARE AMOUNTS)

-------------------------------------------------------------------------------------------------------------------------
                                                                                   Three Months Ended March 31,
                                                                         ------------------------------------------------
                                                                             1999               1998           % Change
                                                                         -----------        -----------       -----------
Total sales (1)(2)                                                       $   548,302        $   524,308              4.6%

Total mall tenant sales (1)(2)(3)                                        $   407,339        $   383,403              6.2%

Sales per square foot (1)(3)(4)(5)                                       $       376        $       361              4.2%
-------------------------------------------------------------------------------------------------------------------------
Occupancy (6)                                                                   91.6%              90.4%             1.4%

Leased (6)                                                                      93.7%              92.3%             1.5%
-------------------------------------------------------------------------------------------------------------------------
Company debt (7)                                                         $ 1,077,404        $   951,387             13.2%

Company debt to total market capitalization (8)                                   54%                49%            10.2%
-------------------------------------------------------------------------------------------------------------------------
Diluted funds from operations (FFO) (9)                                  $    22,124        $    18,709             18.3%

Diluted FFO per common share (EITF 98-9 not reflected for 1998)          $      0.69        $      0.61             14.2%

Diluted FFO per common share (Reflective of EITF 98-9 for 1998)          $      0.69        $      0.59             18.1%
-------------------------------------------------------------------------------------------------------------------------
Diluted funds available for distribution (FAD) (10)                      $    22,363        $    19,861             12.6%

Diluted FAD per common share (EITF 98-9 not reflected for 1998)          $      0.70        $      0.64              8.7%

Diluted FAD per common share (Reflective of EITF 98-9 for 1998)          $      0.70        $      0.62             12.2%
-------------------------------------------------------------------------------------------------------------------------
Weighted-average diluted shares and units outstanding                     31,980,768         30,885,331              3.5%

Weighted-average common shares outstanding                                17,885,675         17,719,039              0.9%

Weighted-average common shares and units outstanding                      26,824,955         26,500,221              1.2%

Common shares outstanding at end of period                                17,895,619         17,743,429              0.9%

Common shares and units outstanding at end of period                      26,834,691         26,524,465              1.2%
-------------------------------------------------------------------------------------------------------------------------

(1)  Only for those tenants who report sales.
(2) 1998 and 1999 exclude Citrus Park Town Center, which opened on March 3, 1999. 1998 restated to include Woodland Hills Mall, which was acquired on December 21, 1998.
(3)  Excludes anchors and movie theaters.
(4) Represents rolling twelve months sales per square foot as defined by the ICSC.
(5) 1998 and 1999 exclude Citrus Park Town Center, which opened on March 3, 1999. 1998 excludes Woodland Hills Mall, which was acquired on December 21, 1998.
(6) Occupancy and leased percentage of the regional malls as of March 31 of each year.
(7) Company debt includes consolidated debt as well as the Company's share of debt on the Management Company and unconsolidated partnerships contributing to the Company's funds from operations.
(8) Based upon a closing price of $28.6875 and $33.00 per share as of March 31, 1999 and 1998, respectively.
(9) The chart below shows the calculation of diluted funds from operations based upon the NAREIT definition:

                                                                                                  Three Months Ended March 31,
                                                                                                 ------------------------------
                                                                                                   1999                  1998
                                                                                                 -------                -------
             Income before minority interest and extraordinary items                             $ 8,702                $ 6,537
             Plus depreciation and amortization                                                   10,392                  9,769
             Plus Company's share of depreciation and amortization from unconsolidated
              partnerships and the Management Company                                              2,891                  2,294
             Plus incentive unit dividends                                                           139                    109
                                                                                                 -------                -------
             Diluted funds from operations                                                       $22,124                $18,709
                                                                                                 =======                =======

(10) The chart below shows the calculation of diluted funds available for distribution:
                                                                                                  Three Months Ended March 31,
                                                                                                 ------------------------------
                                                                                                   1999                  1998
                                                                                                 -------                -------
             Diluted funds from operations                                                       $22,124                $18,709
             Plus non-cash effect of Oakbrook Center straight-lined ground rent and
               related interest                                                                      854                    813
             Plus (less) adjustment to reflect actual cash received from the Management Company      (43)                   809
             Plus write-off of assets (a)                                                              -                     81
             Less straight-line rent adjustments (a)                                                (572)                  (551)
                                                                                                 -------                -------
            Diluted funds available for distribution                                             $22,363                $19,861
                                                                                                 =======                =======

            (a) Includes the Company's share of unconsolidated partnerships.

                                     -more-

Urban Shopping Centers, Inc.
Add 5
                          URBAN SHOPPING CENTERS, INC.
                     ($000'S OMITTED, EXCEPT SHARE AMOUNTS)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                -----------------------------------------------

                                                                                                      Three Months Ended March 31,
                                                                                                      ----------------------------
                                                                                                         1999               1998
                                                                                                       --------           --------
Revenues:
 Shopping center revenues:
   Minimum rents                                                                                    $    31,252         $    29,406
   Percentage rents                                                                                         645               1,193
   Recoveries from tenants                                                                               16,327              14,894
   Other                                                                                                  1,487               1,026
                                                                                                    -----------         -----------
                                                                                                         49,711              46,519
 Interest income                                                                                            181                 389
                                                                                                    -----------         -----------
                                                                                                         49,892              46,908
                                                                                                    -----------         -----------
Expenses:
 Shopping center expenses                                                                                18,311              17,634
 Mortgage and other interest                                                                             11,976              10,834
 Ground rent                                                                                              1,087               1,188
 Depreciation and amortization                                                                           10,845              10,314
 General and administrative                                                                               1,504               1,335
 Write-off of assets                                                                                          -                  81
                                                                                                    -----------         -----------
                                                                                                         43,723              41,386
                                                                                                    -----------         -----------
   Operating income                                                                                       6,169               5,522
Income from unconsolidated partnerships                                                                   2,501               1,850
Income (loss) from the Management Company                                                                    32                (835)
Minority interest                                                                                        (2,603)             (1,997)
                                                                                                    -----------         -----------
   Income before extraordinary items                                                                      6,099               4,540
Extraordinary items (net of taxes and minority interest)                                                 (1,132)                 -
                                                                                                    -----------         -----------
   Net income                                                                                             4,967               4,540
Dividends on preferred stock                                                                             (2,113)             (1,621)
                                                                                                    -----------         -----------
   Income applicable to common and unit voting common stock                                         $     2,854         $     2,919
                                                                                                    ===========         ===========
   Basic income per common share before extraordinary items                                         $      0.22         $      0.16
   Extraordinary items per common share                                                                   (0.06)                  -
                                                                                                    -----------         -----------
     Basic net income per common share                                                              $      0.16         $      0.16
                                                                                                    ===========         ===========
   Diluted income per common share before extraordinary items                                       $      0.22         $      0.16
   Extraordinary items per common share                                                                   (0.06)                  -
                                                                                                    -----------         -----------
     Diluted net income per common share                                                            $      0.16         $      0.16
                                                                                                    ===========         ===========
   Weighted-average common shares and unit voting common shares outstanding                          17,885,675          17,719,039
                                                                                                    ===========         ===========

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     -------------------------------------

                                                                                                      March 31,         December 31,
                                                                                                        1999               1998
                                                                                                    -----------         -----------
Assets
------
    Investment properties:
      Land, including peripheral land parcels                                                        $  154,627          $  157,045
      Buildings and improvements                                                                      1,189,115           1,095,431
      Equipment, furniture and fixtures                                                                   4,843               4,065
      Construction in progress                                                                           28,763             101,188
                                                                                                     -----------         ----------
                                                                                                      1,377,348           1,357,729
      Accumulated depreciation                                                                         (170,719)           (163,845)
                                                                                                     ----------          ----------
         Investment properties, net of accumulated depreciation                                       1,206,629           1,193,884
    Investment property held for sale                                                                    12,568                   -
    Investments in unconsolidated partnerships and the
      Management Company                                                                                184,797             183,604
    Cash, cash equivalents and short-term investments                                                     2,189                 422
    Interest, rents and other receivables                                                                17,855              18,978
    Deferred expenses and other assets                                                                   16,081              14,522
                                                                                                     ----------          ----------
                                                                                                     $1,440,119          $1,411,410
                                                                                                     ==========          ==========
Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
    Mortgage notes payable                                                                           $  783,986          $  765,501
    Land sale-leaseback proceeds                                                                         75,000              75,000
    Deferred lease accrual                                                                               21,269              20,733
    Accounts payable and other liabilities                                                               67,352              51,270
    Investments in unconsolidated partnerships                                                           43,693              42,893
                                                                                                     ----------          ----------
      Total liabilities                                                                                 991,300             955,397
Minority interest                                                                                       127,038             129,739
Stockholders' equity                                                                                    321,781             326,274
                                                                                                     ----------          ----------
                                                                                                     $1,440,119          $1,411,410
                                                                                                     ==========          ==========

                                      ###